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(EXHIBIT 10.2
                        ASSIGNMENT AND ASSUMTION OF AGREEMENT
                              AND RIGHT OF FIRST REFUSAL


    This Assignment and Assumption of Agreement and Right of First Refusal (the "Assignment") is made and entered into as of February 25, 1988, by and between ORVILLE JACOBS and JOHN KOEBERER ("Assignors") and TEHAMA COUNTY BANK, a California banking corporation ("Assignee") as follows.

                                      RECITALS

    A. Assignors, as buyer, have entered into a certain Real Estate Purchase contract and Receipt for Deposit (the "Purchase Agreement") with Bank of America National Trust and Savings Association, a national banking association ("Seller"), dated January 5, 1988, a copy of which is attached hereto as EXHIBIT A and made a part hereof, with respect to the acquisition of certain real property situated at 237 South Main Street, Red Bluff, in the County of Tehama, California (the "Property"), more fully described in the Purchase Agreement.

    B. Assignors desire to assign to Asignee all of their right, title and interest in, and delegate to Assignee all of their obligations and duties under, the Purchase Agreement; and Assignee desires to accept assignment of all of Assignors' right, title and interest in, and assume all of Assignors' obligations and duties under, the Purchase Agreement.

    C. Assignee desires to grant Assignor or Assignors, as the case may be, a Right of First Refusal to purchase the Property as more fully described herein below.

    NOW, THEREFORE, in consideration of the mutual promises contained herein, Assignor and Assignee hereby agree as follows:

    1. ASSIGNMENT AND DELEGATION. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors hereby assigns to Assignee and its successors and assigns all of Assignor's right, title and interest in and to the Purchase Agreement, and delegate to Assignee and its successor and assigns all of Assignors' obligations and duties of performance under the Purchase Agreement.

    2. ACCEPTANCE AND ASSUMPTION. Assignee, for itself and its successors and assigns, hereby accepts the foregoing assignment, and assumes all of Assignors' obligations and duties of performance under the Purchase Agreement to the same extent as if Assignee had been the original buyer named therein.

    3. RIGHT OF FIRST REFUSAL. Upon closing of the purchase of the Property pursuant to the Purchase Agreement, should Assignee elect to sell, vacate or subject to anyone other than a financial institution all of any portion of the Property, Assignee shall personally deliver or mail by first class mail, postage prepaid, to each of the Assignors, a written Notice of Assignee's intention to
sell the Property ("Notice").   If notice is sent by

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first class mail it shall be deemed to be delivered 72 hours after being posted in the U.S. Mail. Assignors, collectively or individually as they shall determine, shall have a right of first refusal to purchase the Property ("Refusal Right") on the following terms and conditions:

         a. The Refusal Right shall exist for a period running concurrently with the term of the Ground Lease (as it may be extended as provided therein), a copy of which is attached hereto as EXHIBIT B and made a part hereof.

         b. The purchase price for the Property shall be the sum $25,000, payable in cash.

         c. The Refusal Right shall be exercised by (i) within 30 days of delivery of the Notice, Assignors' delivery to Assignee of a written notice of intention to exercise the Refusal Right, subject only to assignee's delivery of good and marketable title and Assignor's assumption of the Ground Lease and the ground lessor's unqualified consent thereto; ad (ii) Assignors' deposit of $25,000 into escrow with a title company of Assignors' choice, with jointly executed escrow instruction to close in 60 days from the date of delivery of the Notice.

    4. LEASE OR SALE. Should Assignor or Assignors exercise their Refusal Right and acquire said Property specified in paragraph 3 above, Assignors agree not to lease or sell the Property to a financial institution other than Assignee for a period of six (6) months, commencing with the last day Assignee's business at the Property is open to the public. In consideration for such agreement, Assignee agrees to pay to Assignor ground rent under the Ground Lease referenced in the Purchase Agreement until the termination of said six-month period or until the building is leased or sold by Assignor, whichever first occurs.

    5. CONDITION TO ASSIGNMENT AND DELEGATION. The Assignment is conditioned upon Assignee obtaining any approvals required by law or required by any regulatory body governing the conduct of Assignee's banking business at 237 South Main Street, Red Bluff, California.

    6. INDEMNIFICATION. Assignee, for itself and its successors and assigns, agrees to indemnify and hold harmless Assignor for any liability for performance or non-performance of the obligations and duties assumed herein, arising on and after the date hereof. Assignor agrees to indemnify and hold harmless Assignee and its successors and assigns for any liability for performance or non-performance of the obligations and duties delegated herein, arising prior to the date hereof.

    7. SUCCESSORS. Subject to any restrictions in this Assignment, all of the terms, covenants and conditions of this Assignment shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

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    8.   GOVERNING LAW.  This Assignment shall be governed by, construed in accordance with, and interpreted under, the internal law of the State of California.

    9. ATTORNEYS' FEES. If there is any litigation between the parties hereto to enforce any of the provisions of this Assignment or any right of any party hereto, the unsuccessful party in such litigation shall pay to he successful party all attorneys' fees and court costs (whether incurred at the trial, appellate or administrative levels) incurred by the successful party in connection with such litigation, in such amount as the court or administrative body shall judge reasonable, all of which may be included in and as part of any judgment rendered in connection with such litigation.

    IN WITNESS WHEROF, the parties hereto have executed this Assignment as of the date first above written.


                        ASSIGNORS:




                              /s/ Orville Jacobs
                        -----------------------------------------------------
                        Orville Jacobs

                        Address:
                             623 Main Street
                        -----------------------------------------------------
                             Red Bluff, Calif.
                        -----------------------------------------------------


                        /s/ John Koeberer by Orville Jacobs, Attorney in Fact
                        -----------------------------------------------------
                        John Koeberer

                        Address:
                                 2150 Main Street
                        -----------------------------------------------------
                                  Red Bluff, Calif.
                        -----------------------------------------------------


                        ASSIGNEE:

                        TEHAMA COUNTY BANK
                        By:           /s/ Daniel B. Cargile
                           --------------------------------------------------
                        Its:             President
                            -------------------------------------------------